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                                                                   EXHIBIT 99.1


For further information contact
John S. Weatherly, CFO 1-800-451-1294


                                    FOR  IMMEDIATE  RELEASE
                                    -----------------------


         CALLON PETROLEUM COMPANY SHAREHOLDERS APPROVE
         AMENDMENT TO INCREASE AUTHORIZED SHARES

         Natchez, MS (January 23, 2004)--Callon Petroleum Company (NYSE: CPE / CPE.PrA) announced today that at a special meeting of stockholders, an amendment to Article Four of the company's Certificate of Incorporation, increasing the company's number of authorized shares of common stock from 20,000,000 to 30,000,000, was approved by a majority of the shareholders of record on December 22, 2003.

         Callon Petroleum Company has been engaged in the exploration, development, acquisition and operation of oil and gas properties in the Gulf Coast region since 1950.

         This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those related to our future capital needs, future capital availability, and the timing and success of future development operations. These forward-looking statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Such factors include prices of oil and gas, inaccuracies in predicting the timing of future operations, possible cost overruns, operational risks and other risks. These factors are discussed at length in Callon's annual report on Form 10-K for fiscal year 2002 filed with the SEC.

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